Exhibit 10.2

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE ("Fourth Amendment") is made and entered into as of March 24, 2023 (the “Effective Date”), by and between HCP LS REDWOOD CITY, LLC, a Delaware limited partnership ("Landlord"), and REVOLUTION MEDICINES, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.
Landlord and Tenant are parties to the Lease dated January 15, 2015 (the "Original Lease"), as amended by that certain First Amendment to Lease dated September 16, 2016 (the "First Amendment"), that certain Second Amendment to Lease dated April 17, 2020 (the “Second Amendment”), and that certain Third Amendment to Lease dated November 1, 2021 (the “Third Amendment” and together with the Original Lease, the First Amendment, and the Second Amendment, the "Lease"), whereby Tenant leases approximately 102,844 RSF ("Existing Premises") comprised of (i) that certain premises (the “700 Premises”) containing approximately 41,916 RSF consisting of the entire building ("700 Building") located at 700 Saginaw Drive, Redwood City, CA (ii) that certain premises (the “300 Premises”) containing approximately 19,483 RSF consisting of the entire building (the "300 Building") located at 300 Saginaw Drive, Redwood City, CA, and (iii) that certain premises (the “800 Premises”) containing approximately 41,445 RSF consisting of the entire building ("800 Building") located at 800 Saginaw Drive, Redwood City, CA.

B.
Tenant desires to expand the Existing Premises to include that certain space consisting of approximately 39,967 RSF (the "Third Expansion Premises") comprising all of the rentable area of the building located at 900 Saginaw Drive, Redwood City, CA (the "900 Building"), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.

2.
Modification of Premises. Effective as of the later to occur of (i) January 1, 2024, and (ii) the “Possession Date” (defined below) (such date, the "Third Expansion Commencement Date"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the

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Third Expansion Premises. Landlord shall be deemed to have tendered possession of the Third Expansion Premises to Tenant upon the date that Landlord provides Tenant with a key or access card to the Third Expansion Premises (the "Possession Date"), and no action by Tenant shall be required therefor. If for any reason, Landlord is delayed in tendering possession of the Third Expansion Premises to Tenant by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but Tenant shall not be obligated to pay Rent until the Possession Date occurs. Consequently, effective upon the Third Expansion Commencement Date, the Existing Premises shall be increased to include the Third Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Third Expansion Premises to the Existing Premises shall, effective as of the Third Expansion Commencement Date, increase the size of the Premises to approximately 142,811 RSF. The Existing Premises and the Third Expansion Premises may hereinafter collectively be referred to as the "Premises." All references in the Lease, as amended, to the Building shall mean (i) the 700 Building when the context applies to the 700 Building or any portion of the Premises located in the 700 Building, (ii) the 300 Building when the context applies to the 300 Building or any portion of the Premises located in the 300 Building, (iii) the 800 Building when the context applies to the 700 Building or any portion of the Premises located in the 800 Building, (iv) the 900 Building when the context applies to the 900 Building or any portion of the Premises located in the 900 Building, and (v) each of the 700 Building, the 300 Building, the 800 Building and the 900 Building when the context applies to each of such buildings.

3.
Lease Term.

3.1.
Third Expansion Term. Landlord and Tenant acknowledge that Tenant's lease of the Existing Premises is scheduled to expire on November 30, 2033, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant's lease of the Existing Premises is hereby extended and shall expire coterminously with the term of Tenant's lease of the Third Expansion Premises on the last day of the twelfth (12th) “Expansion Year” (defined below) (such date, the “New Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended. For purposes of this Fourth Amendment, the term “Expansion Year” shall mean each consecutive twelve (12) month period during the Third Expansion Term; provided, however, that the first (1st) Expansion Year shall commence on the Third Expansion Commencement Date and end on the last day of the month in which the first anniversary of the Third Expansion Commencement Date occurs (unless the Third Expansion Commencement Date is the first (1st) day of a calendar month, in which event the first Third Expansion Year shall end on the day immediately preceding the first anniversary of the Third Expansion Commencement Date), and the second and each succeeding Third Expansion Year shall commence on the first day of the next calendar month; and further provided that the last Third Expansion Year shall end on the New Expiration Date. The period of time commencing on the Third Expansion Commencement Date and terminating on the New Expiration Date, shall be referred to herein as the "Third Expansion Term."

3.2.
Option Term. Landlord and Tenant acknowledge and agree that Tenant shall continue to have one (1) option to extend the Lease Term for a period of ten (10) years in accordance with, and pursuant to the terms of, Section 2.2 of the Original Lease, Section 3.2 of the Second Amendment and Section 3.2 of the Third Amendment; provided, however, (i) all references therein to the "initial Lease Term" shall be deemed to refer to the "Third Expansion

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Term", (ii) such right shall apply to the entire Premises (i.e., the Existing Premises and the Third Expansion Premises), and (iii) Tenant may only exercise such option with respect to the entire Premises (i.e., the Existing Premises and the Third Expansion Premises).

4.
Base Rent.

4.1.
700 Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to December 1, 2033, Tenant shall continue to pay Base Rent for the 700 Premises in accordance with the terms of the Lease. Commencing on December 1, 2033, and continuing throughout the remainder of the Third Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the 700 Premises as follows:

Period During Third		Monthly Installment	Approximate Monthly Rental
Expansion Term	Annualized Base Rent	of Base Rent	Rate per RSF

December 1, 2033	$3,952,288.32	$329,357.36	$7.86
– April 30, 2034

May 1, 2034 –	$4,090,618.41	$340,884.87	$8.13
April 30, 2035

May 1, 2035 –	$4,233,790.06	$352,815.84	$8.42
New Expiration Date

4.2.
300 Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to December 1, 2033, Tenant shall continue to pay Base Rent for the 300 Premises in accordance with the terms of the Lease. Commencing on December 1, 2033, and continuing throughout the remainder of the Third Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the 300 Premises as follows:

Period During Third		Monthly Installment	Approximate Monthly Rental
Expansion Term	Annualized Base Rent	of Base Rent	Rate per RSF

December 1, 2033 –	$1,837,065.40	$153,088.78	$7.86
December 31,2033

January 1, 2034 –	$1,901,362.69	$158,446.89	$8.13
December 31,2034

January 1, 2035 –	$1,967,910.38	$163,992.53	$8.42
New Expiration Date

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4.3.
800 Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to December 1, 2033, Tenant shall continue to pay Base Rent for the 800

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Premises in accordance with the terms of the Lease. Commencing on December 1, 2033, and continuing throughout the remainder of the Third Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the 800 Premises as follows:

Period During Third Expansion Term	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per RSF
December 1, 2033 – December 31, 2033	$3,920,947.23	$326,745.60	$7.88
January 1, 2034 – December 31, 2034	$4,058,180.38	$338,181.70	$8.16
January 1, 2035 – New Expiration Date	$4,200,216.70	$350,018.06	$8.45

4.4.
Third Expansion Premises. Commencing on the Third Expansion Commencement Date and continuing throughout the Third Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Third Expansion Premises as follows:

Period During Third Expansion Term	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per RSF
Expansion Year 1	$3,021,505.20	$251,792.10	$6.30
Expansion Year 2	$3,127,257.88	$260,604.82	$6.52
Expansion Year 3	$3,236,711.91	$269,725.99	$6.75
Expansion Year 4	$3,349,996.82	$279,166.40	$6.98
Expansion Year 5	$3,467,246.71	$288,937.23	$7.23
Expansion Year 6	$3,588,600.35	$299,050.03	$7.48
Expansion Year 7	$3,714,201.36	$309,516.78	$7.74
Expansion Year 8	$3,844,198.41	$320,349.87	$8.02
Expansion Year 9	$3,978,745.35	$331,562.11	$8.30
Expansion Year 10	$4,118,001.44	$343,166.79	$8.59
Expansion Year 11	$4,262,131.49	$355,177.62	$8.89
Expansion Year 12	$4,411,306.09	$367,608.84	$9.20

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4.5.
Third Expansion Premises Abated Base Rent. Provided that Tenant is not then in default of the Lease (as hereby amended), then during the first three (3) full calendar months of the Third Expansion Term (the "Third Expansion Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Third Expansion Premises only during such Third Expansion Rent Abatement Period (the "Third Expansion Rent Abatement"). Landlord and Tenant acknowledge that the aggregate amount of the Third Expansion Rent Abatement equals $755,376.30 (i.e., $251,792.10 per month). Tenant acknowledges and agrees that the foregoing Third Expansion Rent Abatement has been granted to Tenant as additional consideration for entering into this Fourth Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease (as hereby amended). If Tenant shall be in default under the Lease (as hereby amended) during the Third Expansion Rent Abatement Period and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease (as hereby amended), then the dollar amount of the unapplied portion of the Third Expansion Rent Abatement as of the expiration of such cure period shall be converted to a credit to be applied to the Base Rent applicable at the end of the Third Expansion Term and Tenant shall then be obligated to begin paying Base Rent for the Third Expansion Premises.

5.
Tenant's Share of Direct Expenses.

5.1.
Existing Premises. Tenant shall continue to pay Tenant's Share of Direct Expenses in connection with the Existing Premises in accordance with the terms of the Lease through and including the New Expiration Date.

5.2.
Third Expansion Premises. Commencing on the Third Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay Tenant's Share of Direct Expenses in connection with the Third Expansion Premises in accordance with the terms of the Lease, provided that with respect to the calculation of Tenant's Share of Direct Expenses in connection with the Third Expansion Premises, Tenant's Share shall equal 100% of the 900 Building.

6.
Condition of Third Expansion Premises. Except as otherwise set forth in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Third Expansion Premises, and Tenant shall accept the Third Expansion Premises in its presently existing, "as-is" condition, provided that the Third Expansion Premises shall be in compliance with Applicable Laws (including with respect to ADA requirements and Hazardous Materials) in effect and enforced as of such date to the extent necessary to obtain or maintain a certificate of occupancy, final sign-off or the legal equivalent thereof for the Third Expansion Premises, and in broom clean condition. Any failure of the Premises to be in such condition shall be remedied by Landlord at Landlord's sole cost and expense, which shall be Tenant’s sole remedy for any such failure. Tenant hereby acknowledges that Tenant is entering into an agreement with the existing tenant of the Third Expansion Premises to take ownership of certain furniture, fixtures and equipment (“FF&E”) that is currently located in the Third Expansion Premises, and accordingly Tenant agrees that upon delivery the Third Expansion Premises shall contain certain FF&E and Tenant shall accept the Third Expansion Premises in such condition. Landlord makes no representation as to the presence or condition of any particular FF&E in the Third Expansion Premises, as any

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obligation with respect to the transfer of such FF&E shall be the sole responsibility of the existing tenant of the Third Expansion Premises and shall be governed by Tenant’s agreements with such party. Tenant shall accept all laboratory services, process utilities and the “900 Generator” (as defined in Section 7 below) in their presently existing, as-is condition and Tenant shall be solely responsible for all costs related to their conditional use. Notwithstanding the foregoing or anything in the Lease to the contrary, Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed or inoperable portion of the roof, roof membrane or Building Systems serving the Third Expansion Premises and shall keep the same in good working order during the first (1st) year following the Third Expansion Commencement Date ("Warranty Period"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, "Tenant Damage"), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant. Landlord shall coordinate such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant's use of the Premises. To the extent repairs which Landlord is required to make pursuant to this Section 6 are necessitated in part by Tenant Damage, then to the extent the same are not covered by Landlord’s insurance, Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. Landlord and Tenant acknowledge that Tenant has been occupying the Existing Premises pursuant to the Lease, and therefore Tenant continues to accept the Existing Premises in its presently existing, "as is" condition. Except as otherwise set forth in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises, and Tenant shall construct the improvements in the Existing Premises pursuant to the terms of the Tenant Work Letter.

7.
Emergency Generator. Commencing on the Third Expansion Commencement Date, Tenant shall have the right to connect to the back-up generator serving the 900 Building (the "900 Generator"), for Tenant’s Share of the 900 Generator’s capacity available to the 900 Building for use by tenants (after accounting for Building System and Common Area requirements) to provide back-up generator services to the Third Expansion Premises. During the Third Expansion Term, Tenant shall maintain the 900 Generator in good condition and repair, and Tenant shall be responsible for one hundred percent (100%) of the costs of such maintenance and repair. Notwithstanding the foregoing, Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the 900 Generator, or the failure of the 900 Generator to provide suitable or adequate back-up power to the Third Expansion Premises, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Third Expansion Premises and any and all income derived or derivable therefrom. Tenant's obligations with respect to the Third Expansion Premises, including the insurance and indemnification obligations, shall apply to Tenant's use of the 900 Generator and Tenant shall carry industry standard Boiler and machinery insurance covering the 900 Generator during the Third Expansion Term. Tenant shall maintain all required permits in connection with the 900 Generator throughout the Third Expansion Term, and upon the expiration of the Third Expansion Term shall leave the 900 Generator in place, shall transfer to Landlord all permits maintained by Tenant in connection with the 900 Generator

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during the Third Expansion Term concurrent with the surrender of the Third Expansion Premises to Landlord as required hereunder in good operating and working order, with all permits current.

8.
Damage and Destruction.

8.1.
As of the date of this Fourth Amendment, all references in Section 11.2 of the Lease to “Building” are hereby revised to state "the 700 Building, the 300 Building, the 800 Building or the 900 Building, as applicable." For clarity, Landlord may only elect to terminate the Lease as to the particular Building(s) that sustained damage to than fifty percent (50%) of such Building(s). Further, in addition to Landlord’s rights under Section 11.2 of the Lease to terminate the Lease, as amended, in the event that the conditions specified in such Section 11.2 are satisfied, Landlord shall also have the right to elect to terminate Tenant’s lease of the portion of the Premises in only one of the 700 Building, the 300 Building, the 800 Building or the 900 Building, and in such event Tenant’s lease of the portion of the Premises in the non-terminated Building shall remain in full force and effect.

8.2.
The following sentence is hereby added at the end of Section 11.2 of the Lease:

“Alternatively, upon the termination of Tenant’s lease of the portion of the Premises in one or the other of the 700 Building, the 300 Building, the 800 Building or the 900 Building under any of the provisions of this Article 11, the parties shall be released with respect to the provisions of the Lease which are applicable to the terminated portion of the Premises without further obligation to the other from the date possession of the terminated portion of the Premises is surrendered to Landlord, except for items which have theretofore accrued and are then unpaid.”

9.
Lease Bifurcation. Landlord and Tenant hereby acknowledge that Landlord may, in its reasonable discretion (e.g., in connection with the financing, refinancing, or sale of any or all of the Project), require that separate leases exist with regard to each of the 700 Building, the 300 Building, the 800 Building and the 900 Building. If Landlord so reasonably requires, the parties agree to bifurcate the Lease, as amended, into separate leases at Landlord’s sole cost and expense; provided, however, such resulting, bifurcated leases shall, on a collective basis, (i) be on the same terms as set forth in the Lease, as amended hereby (provided that in no event shall certain rights of Tenant which are reasonably assignable to only one of such leases be duplicated in the other of such leases), and (ii) be in form and substance reasonably approved by Tenant. Such bifurcated, replacement leases shall, if so required by Landlord and to the extent the same otherwise satisfy the requirements of this Section 9, be executed by Landlord and Tenant within thirty (30) days following Landlord's written election and delivery of the same to Tenant.

10.
Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment other than Jones Lang LaSalle and CBRE, Inc. (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits,

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judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay the fees and commissions of the Brokers pursuant to a separate agreement. The terms of this Section 10 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

11.
Parking. Effective as of the Third Expansion Commencement Date and continuing throughout the Third Expansion Term, the parking ratio set forth in Section 9 of the Summary of the Lease shall also apply to the Third Expansion Premises.

12.
Signage. Effective as of the Third Expansion Commencement Date, the terms of Article 23 of the Original Lease shall also apply to the Third Expansion Premises.

13.
Letter of Credit; Increase of L-C Amount. The L-C currently held by Landlord is in the amount of $1,523,768.76. In connection with this Fourth Amendment, Landlord and Tenant herby agree that the L-C Amount shall be increased to a new total amount equal to $2,258,986.44 (the “New L-C Amount”). Accordingly, within fifteen (15) days following the Effective Date, Tenant shall provide Landlord with either (i) a new L-C in such amended L-C Amount, which new L-C complies with the requirements of the Lease and Landlord shall concurrently return the existing L-C, or (ii) an amendment to the L-C (in form and content reasonably acceptable to Landlord) in order that the L-C, as amended, is in the New L-C Amount.

14.
Statutory Disclosure and Related Terms. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building, Existing Premises and Third Expansion Premises have not undergone inspection by a Certified Access Specialist (CASp).

15.
Signatures. The parties hereto consent and agree that this Fourth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Fourth Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Fourth Amendment electronically, and (2) the electronic signatures appearing on this Fourth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

16.
Judicial Reference. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THE LEASE, THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THE LEASE. IF THE JURY WAIVER PROVISIONS OF THE LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THE LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS

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MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE "REFEREE SECTIONS"). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH THE LEASE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 16, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH THE LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THE LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE

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DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 16. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 16 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

17.
No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall apply with respect to the Third Expansion Premises and shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

LANDLORD:			TENANT:
HCP LS REDWOOD CITY, LLC, a Delaware limited liability company			REVOLUTION MEDICINES, INC., a Delaware corporation

By:	/s/ Scott Bohn		By:	/s/ Mark A Goldsmith
	Name:	Scott Bohn		Mark A Goldsmith
	Its:	Chief Development Officer		Print Name

			Its:	CEO

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EXHIBIT A

OUTLINE OF THIRD EXPANSION PREMISES

Seaport Centre
Third Expansion Premises
900 Saginaw Drive
100
200
500
400
600
300
700
800
900
Discovery Parkway
200
Saginaw Drive
900
800
600
501
101
400
501
700
400
Penobscot Drive
Chesapeake Drive
Seaport Boulevard
301
200
600
200
301
Galveston Drive
701
501
301
101

EXHIBIT A -1-	[Fourth Amendment] [Revolution Medicines, Inc.]

EXHIBIT B

TENANT WORK LETTER

Landlord and Tenant acknowledge that Tenant has been occupying the Existing Premises pursuant to the Lease. Except as specifically set forth herein, Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Existing Premises, and Tenant shall continue to accept the Existing Premises in its currently-existing, "as-is" condition. Notwithstanding the foregoing, Tenant shall be entitled to a one-time tenant improvement allowance as follows: (i) for the Third Expansion Premises in the amount of $599,505.00 (i.e., $15.00 per RSF of the Third Expansion Premises) (the "Third Expansion Tenant Improvement Allowance"), for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Third Expansion Premises (the "Third Expansion Tenant Improvements"), and (ii) for the Existing Premises in the amount of $1,000,000.00 (the "Existing Tenant Improvement Allowance"), for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Existing Premises (the "Existing Tenant Improvements") (the Third Expansion Tenant Improvements and the Existing Tenant Improvements shall collectively be the "Tenant Improvements", and the Third Expansion Tenant Improvement Allowance and the Existing Tenant Improvement Allowance shall collectively be the "Tenant Improvement Allowance"). The Tenant Improvement Allowance will be disbursed in accordance with Section 2.2.2 of the Tenant Work Letter attached as Exhibit B to the Second Amendment though Tenant shall not be required to obtain a lien and completion bond or any other form of security, and Tenant shall not be required to restore the Third Expansion Premises to its condition prior to the completion of the Third Expansion Tenant Improvements. The Tenant Improvements shall be constructed in accordance with the terms and conditions of Article 8 of the Original Lease. In no event shall Landlord be obligated to disburse any portion of the Tenant Improvement Allowance subsequent to the date which is twelve (12) months following the Third Expansion Commencement Date (the “Outside TI Date”), nor shall Landlord be obligated to disburse any amount in excess of the Tenant Improvement Allowance in connection with the construction of the Tenant Improvements. No portion of the Tenant Improvement Allowance, if any, remaining after the Outside TI Date shall be available for use by Tenant.

-1-	[Fourth Amendment] [Revolution Medicines, Inc.]